UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.   )

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ORRSTOWN FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2017 ANNUAL REPORT

MOMENTUM PRIORITIES MILESTONES

Orrstown Financial Services, Inc.

FINANCIAL HIGHLIGHTS


$1,293
2015
$1,415
2016
$1,559
2017

TOTAL ASSETS IN MILLIONS


$0.22
2015
$0.35
2016
$0.42
2017

CASH DIVIDENDS PER SHARE


$0.97
2015
$0.81
2016
$0.98
2017

DILUTED EARNINGS PER SHARE


0.64%
2015
0.50%
2016
0.54%
2017

RETURN ON AVERAGE ASSETS


5.99%
2015
4.80%
2016
5.73%
2017

RETURN ON AVERAGE EQUITY



"We are dedicated to earning your business with every client interaction."

ORRSTOWN Financial Services, Inc.

A MESSAGE FROM THE PRESIDENT

The theme of last year's annual report was successfully executing our strategic plan, and in 2017 we did just that:

- We grew loans by 14.3% — our second straight year of double-digit growth — besting the 2016 mark of 13.0%. We grew loans across nearly all business lines and reached the $1.0 billion total loans benchmark;
- Deposits grew 5.8% and we ended the year at $1.2 billion in total deposits;
- Our total assets increased by 10.2%, ending the year at $1.6 billion; and
- We increased our quarterly dividend by 20.0% (January 2018 over January 2017) to reward our loyal shareholders.

This year's report focuses on three key concepts: Momentum, Priorities, and Milestones. Read on to learn more about how our Company performed last year, the significant milestones achieved, and our focus for 2018.

Soon we will be celebrating a landmark birthday. In May of 2019 Orrstown Bank will be 100 years old. Stay tuned for a schedule of festivities throughout the year as we recognize key moments in our hundred year history and plan for the next century of service. Thank you for your continued loyalty and support, without you none of this would be possible.

Thomas R. Quinn, Jr.
President and Chief Executive Officer

MOMENTUM

At last year's Annual Meeting of Shareholders we said that the keys to successfully executing our strategic plan and improving earnings were to:

- Maximize opportunities arising from market disruption;
- Use technology to attract and retain customers;
- Leverage the balance sheet and improve earnings through loan, deposit, and fee income growth;
- Continue to focus on enterprise risk management; and
- Allow our investments in people, process, technology, and new markets to mature.

Our expansion continued into Lancaster County last year. Our new offices in Manheim Township and New Holland have exceeded our growth expectations, enabling us to accelerate our growth plans. In 2018, we will open four new branches in this vibrant county.

We gained significant traction in Dauphin County by growing our market presence at our Harrisburg Regional Office. We also hired two new commercial lenders to focus on the York market, and in April 2018, we will open a business banking office in downtown York.

While we are thrilled with our success in our new locations, we continue to be very proud of our teams and their impact in our legacy markets. The greater Chambersburg, Shippensburg, Carlisle, West Shore, and Perry County markets had a major impact on overall loan and deposit growth, and were a key contributor of noninterest income in 2017.



We continue to exceed internal expectations, enabling us to increase the velocity of our expansion efforts.


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Enterprise Risk Management remains crucial to the continued success of the Company

MOMENTUM

We continue to emphasize technological solutions that positively impact the service experience and allow customers to interact with us the way they desire. For example, we refined our mobile banking platforms, as well as our In-Lobby Teller (ILT) solution that supports video conferencing with one of our customer service specialists. In 2017, our technology investments enabled us to gather more than $17 million of consumer loans remotely. While just a start, we are encouraged by our initial results and believe that our investments in customer-centric mobile delivery channels will become more and more important as banking habits evolve.

We improved earnings significantly in 2017, posting pre-tax income of $12.4 million, 57.4% higher than the previous year's results. Two key factors in this solid performance were an 18.7% increase in net interest income and an 18.1% increase in revenue from our trust, wealth management, and brokerage areas.

Effective enterprise risk management remains crucial to the continued success of the Company. We manage risk through a combination of processes, procedures, oversight, and technology to provide real time internal reporting of critical indicators.

Finally, at last year's annual meeting we indicated that we needed time to allow our investments in people, process, technology, and new markets to mature. We are pleased to note that early results from our strategic investments have exceeded expectations and we believe our results in 2018 will continue to demonstrate the momentum we established in 2015.

PRIORITIES

The priorities for 2018 are an evolution of our strategic plan and focus on seven key initiatives:

Grow the Company

We believe there is opportunity to build value and grow the Company through the prudent acquisition of other banks and related financial services firms. Our approach will be measured by, and our decisions guided by, cultural fit, accretion to shareholders, risk, and other key factors.

Enhance the Customer Experience

In 2018, we are laser focused on enhancing the customer experience and leveraging technological solutions that support client interactions that are more convenient and allow the client to bank the way they desire. Although no two clients are exactly alike, banking trends are changing rapidly and it is clear that mobile devices are rapidly supplanting other delivery channels.

Grow and Diversify Noninterest Income Revenue

The Bank's trust, wealth management, and brokerage areas, and Wheatland Advisors, Inc., currently manage combined assets of approximately $1.4 billion, and we believe that demographic trends are favorable for significant growth. To that end, we are strategically realigning these areas to support our expansion strategy.

Likewise, the mortgage business has significant opportunity for growth. However, we recognize the headwinds in 2018 from new and existing home supply constraints, and we will deploy resources accordingly.


Strategic Planning-2018 priorities
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2018 Priorities
1. Grow the Company
2. Leverage Technology: Enhance the Customer Experience
3. Grow and Diversify noninterest income (focus on):
a. Bank's trust, wealth management, and brokerage are
b. Wheatland Advisors, Inc.
c. Mortgage business
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Focus
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2018 Priorities (cont.)
4. Fund loan growth through core deposit growth (branch expansion)
5. Enhance learning (Orrstown U)
6. Expanded loan products
7. Leverage brand
social media
trust wealth
brand refresh
EXPO
EXPO

PRIORITIES

Fund Loan Growth with Core Deposit Growth

With the expectation of continued double-digit loan growth, core deposit funding takes on even more importance in 2018. The four branches opening in Lancaster County will provide new deposits and customer relationships. We are also considering branch locations in other growing markets, and anticipate additional branch expansion in 2019.

We are also beginning to refurbish and rebrand our existing locations, to ensure they meet the changing needs of our clients, by seamlessly integrating technology and a positive buying experience.

Orrstown University

As our organization becomes more complex and expands geographically, we recognize the need to enhance our learning and development initiatives. In response, we are developing “Orrstown University,” a comprehensive training program that combines face-to-face learning with technology to leverage the expertise of our many skilled team members.

Expand Loan Products

We recently completed an assessment of our consumer and commercial lending offerings and are expanding our product suite in 2018 and beyond. More to come in this area as our plans mature.

Leverage our Brand

Our final key initiative for 2018 is to enhance and leverage our brand. We will focus on the marketing of the Bank’s trust, wealth management, and brokerage areas, and Wheatland Advisors, Inc. We will also place additional emphasis on social media, and refresh our current brand throughout our growing footprint.

MILESTONES

Beyond the financial achievements already mentioned, we have several other impressive milestones to note:

The Orrstown Bank Foundation will award its 150th scholarship to a matriculating high school senior this year.

The program continues to grow and currently accepts applications from more than 70 secondary schools. To date we have awarded more than $150,000 to nearly 150 deserving students.

In 2017 our total donations to community groups exceeded $500,000 and we have committed a similar amount this year.

Of course, it isn't just about dollars contributed. Our 330 plus employees volunteer thousands of hours during the year, embodying the true spirit of a community bank.

We also undertook a new initiative completely outside our region.

Recognizing the devastating impact of Hurricanes Harvey and Irma, we collected supplies and filled two 53-foot tractor trailers to capacity and drove them to the Greater Houston, Texas area and the Gulf Coast of Florida. Not only did we donate more than 150,000 bottles of water, 15,000 packages of diapers, and other critical supplies, some of our employees travelled to the impacted areas to offer hands-on assistance.



We filled two tractor trailers with hurricane relief supplies.


CHECK DEPOSIT
...ANYWHERE
Orrstown.com/Mobile
NOW IS THE TIME

The Bank's trust, wealth management, and brokerage areas, and Wheatland Advisors, Inc., currently manage combined assets of approximately $1.4 billion, and we believe that demographic trends are favorable for significant growth.

FINANCIAL RESULTS
AT OR FOR THE YEARS ENDED DECEMBER 31

(Dollars in thousands, except per share information)

	2017	2016
• Interest and dividend income	$ 51,015	$ 41,962
• Interest expense	7,644	5,417
• Net interest income	43,371	36,545
• Provision for loan losses	1,000	250
• Noninterest income (excluding securities gains)	19,197	18,319
• Securities gains	1,190	1,420
• Noninterest expenses	50,330	48,140
• Pre-tax income	12,428	7,894
• Income tax expense	4,338	1,266
• Net income	8,090	6,628
AT YEAR END		
• Assets	$ 1,558,849	$ 1,414,504
• Loans	1,010,012	883,391
• Deposits	1,219,515	1,152,452
• Repurchase agreements	43,576	35,864
• Shareholders' equity	144,765	134,859
• Total assets under management	1,370,950	1,174,143
PER SHARE INFORMATION		
• Basic earnings per share	$ 1.00	$ 0.82
• Diluted earnings per share	0.98	0.81
• Dividends per share	0.42	0.35
• Book value at year end	17.34	16.28
FINANCIAL RATIOS		
• Return on average equity	5.73%	4.80%
• Return on average assets	0.54%	0.50%
• Average equity to average assets	9.49%	10.41%

With over $1.5 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiaries, Orrstown Bank and Wheatland Advisors, Inc., provide a wide range of consumer and business financial services through banking and financial advisory offices in Berks, Cumberland, Dauphin, Franklin, Lancaster and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.'s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit Orrstown.com. For more information about Wheatland Advisors, Inc., visit WheatlandAdvisors.com.

BOARD OF DIRECTORS



JOEL R. ZULLINGER

Chairman, Orrstown Financial Services, Inc.

Of Counsel, Zullinger-Davis-Trinh, PC



JEFFREY W. COY

Vice Chairman, Orrstown Financial Services, Inc.

Former Commissioner, PA Gaming Control Board — 2005-2011

Former State Representative 89th District — 1983-2004



DR. ANTHONY F. CEDDIA

Secretary, Orrstown Financial Services, Inc.

President Emeritus, Shippensburg University

Visiting Professor, various institutions

Leadership and Management Consultant



THOMAS R. QUINN, JR.

President and Chief Executive Officer, Orrstown Financial Services, Inc.



CINDY J. JOINER, CPA

Chief Financial Officer, The Bowman Group, LLC



MARK K. KELLER

PA State Representative 86th District



THOMAS D. LONGENECKER

Chief Operating Officer, Commonwealth Charter Academy

Adjunct Professor at Shippensburg University and Wilkes University



ANDREA PUGH

President and Sole Member, PharmCare Consultants LLC



GREGORY A. ROSENBERRY

President and General Partner, Rosenberry Family Limited Partnership

President and Owner, Tri-Valley Forestry, Inc.

Director, Secretary, and Shareholder, Rosenberry Brothers Lumber, Inc.



ERIC A. SEGAL

Managing Director, Head of the Banking and Financial Institutions Group, CFO Consulting Partners LLC



GLENN W. SNOKE

President, Snoke's Excavating & Paving, Inc.



FLOYD E. STONER

Senior Advisor - Consultant, Alliance Partners

Former Executive Vice President of Congressional Relations and Public Policy, American Bankers Association

EXECUTIVE OFFICERS

Orrstown Financial Services, Inc. / Orrstown Bank



DAVID P. BOYLE

Executive Vice President,
Chief Financial Officer



BARBARA E. BROBST

Executive Vice President,
Chief Human Resources Officer



ROBERT G. CORADI

Executive Vice President,
Chief Risk Officer



PHILIP E. FAGUE, CPA

Executive Vice President,
Trust and Wealth Management



JEFFREY S. GAYMAN

Executive Vice President,
Market President



DAVID T. HORNBERGER

Executive Vice President,
Market President



ADAM L. METZ

Executive Vice President,
Chief Lending Officer



BENJAMIN W. WALLACE, JD

Executive Vice President,
Operations and Technology

DIRECTORS EMERITI

Frank S. Heberlig
William O. Hykes
Galen L. Myers
Raymond I. Pugh
Kenneth R. Shoemaker
Denver L. Tuckey
John S. Ward
Peter C. Zimmerman

MARKET INFORMATION

The common stock of Orrstown Financial Services, Inc. is traded on the NASDAQ Capital Market under the symbol ORRF. At the close of business on February 28, 2018, there were 2,714 shareholders of record, with a total of 8,412,247 shares outstanding.

INVESTOR INFORMATION

Annual Meeting: The Annual Meeting of Shareholders of Orrstown Financial Services, Inc. is scheduled for May 1, 2018, at 9 am at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, PA 17257. All shareholders are cordially invited to attend.

Annual and Quarterly Reports: Copies of our Annual and Quarterly Reports may be obtained at Investors.orrstown.com, by writing to Continental Stock Transfer & Trust, or by contacting Investor Relations, Orrstown Bank, PO Box 250, Shippensburg, PA 17257.

Form 10-K: A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission, may be obtained by writing to Orrstown Bank, PO Box 250, Shippensburg, PA 17257. The Notice of the Annual Meeting of Shareholders, Proxy Statement, Annual Report on Form 10-K and Form of Proxy are available free of charge at CSTproxy.com/orrstown/2018.

Transfer Agent: The transfer agent for Orrstown Financial Services, Inc. is Continental Stock Transfer & Trust Company, Orrstown Financial Services Inc. – Investor Services, 1 State Street, 30th Floor, New York, NY 10004-1561. Phone: 1-800-509-5586.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this annual report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including, without limitation, that our loan and deposit growth trends will continue; that we will meet our expectation of double digit loan growth; that our pre-tax earnings will continue to grow at a similar pace to 2017's results; that our results in 2018 will continue to demonstrate the momentum we established starting in 2015; that market disruption will continue to provide an advantage to us; that our performance to date in Lancaster County will continue for additional planned locations; that we will open additional branches in 2019; that we will grow our trust and wealth management businesses significantly as a result of additional focus; that our mortgage business will grow; and that we will donate in excess of $500,000 in 2018. Actual results and trends could differ materially from those set forth in such statements. Factors that could cause actual results to differ from those expressed or implied by the forward looking statement include, but are not limited to, the following: ineffectiveness of the Company's business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulation, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatilities in the securities markets; deteriorating economic conditions; and other risk and uncertainties, including those detailed in Orrstown Financial Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and in other filings made with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.





Orrstown Financial Services, Inc.

1-888-677-7869 | Orrstown.com